UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 14, 2015

BG Medicine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-33827

(Commission File Number)

Delaware	04-3506204
(State or Other Jurisdiction Of Incorporation)	(IRS Employer Identification No.)

303 Wyman Street, Suite 300, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 890-1199

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 14, 2015, BG Medicine, Inc. (the “Company”) received a letter indicating that the NASDAQ Listing Qualifications Hearings Panel (the “Panel”) has determined to delist the shares of the Company’s common stock from The NASDAQ Stock Market LLC (“NASDAQ”), and will suspend trading in the Company’s common stock on NASDAQ effective at the open of business on Wednesday, September 16, 2015. The suspension is due to the Company’s continuing non-compliance with the stockholders’ equity requirement set forth in NASDAQ Listing Rule 5550(b) as of September 10, 2015, as required by the Panel’s decision in this matter. NASDAQ further indicated that it would complete the delisting action by filing a Form 25 Notification of Delisting with the Securities and Exchange Commission after applicable appeal periods have lapsed.

The Company expects that its common stock will be eligible for quotation on the OTC Markets’ OTCQB market tier, an electronic quotation service operated by OTC Markets Group Inc. for eligible securities traded over-the-counter, effective at the open of business on September 16, 2015. The Company’s common stock will continue to trade under its current trading symbol “BGMD.”

Item 8.01.	Other Events.

On September 15, 2015, the Company issued a press release announcing the matters disclosed under Item 3.01 above. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated September 15, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG MEDICINE, INC.

Date: September 15, 2015	/s/ Stephen P. Hall
Stephen P. Hall Executive Vice President & Chief Financial Officer